MARK BAILEY & COMPANY, Ltd.
                        Certified Public Accounants
                           Management Consultants


Office Address:                   Phone: 775/332.4200     Mailing Address:
1495 Ridgeview Drive, Ste 200     Fax: 775/332.4210       P.O. Box 6060
REno, Nevada 89509-6634                                   Reno, Nevada 89513
Reno, Nevada 89509-6634

Mark Bailey, CPA ABV              E-mail: MarkBailey@MarkBaileyCo.com






                        ACCOUNTANT'S ACKNOWLEDGMENT
                        ---------------------------

     We hereby acknowledge the incorporation by reference in the August 29, 2002, Registration Statement on Form S8 (file # 000-28481) of Iconet,
Inc., of our reports dated November 9, 2001, included as an exhibit to the Quarterly Report on form 10-QSB for the quarter ended September 30, 2001.




/S/ Mark Bailey & Company Ltd.

Reno, Nevada
August 29, 2002